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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of 1st Source Corporation on Forms S-8 of our report dated February 15, 2000 relating to the consolidated financial statements of 1st Source Corporation and subsidiaries as of December 31, 1999 and for each of the two years in the period ended December 31, 1999 appearing in the 2000 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K, which report appears in this Form 10-K.



                                               /s/ PricewaterhouseCoopers LLP

South Bend, Indiana
March 7, 2001


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